Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director of Enact Holdings, Inc. (the “Company”), hereby severally constitutes and appoints Rohit Gupta, Dean Mitchell and Evan Stolove, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report and any such amendments shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ DOMINIC ADDESSO	February 17, 2022
Dominic Addesso Non-Executive Chairman of the Board

/s/ DEBRA W. STILL	February 23, 2022
Debra W. Still Director

/s/ JOHN D. FISK	February 12, 2022
John D. Fisk Director

/s/ SHEILA HOODA	February 20, 2022
Sheila Hooda Director

/s/ ROBERT P. RESTREPO JR.	February 13, 2022
Robert P. Restrepo Jr. Director

/s/ WESTLEY V. THOMPSON	February 14, 2022
Westley V. Thompson Director

/s/ ANNE G. WALESKI	February 11, 2022
Anne G. Waleski Director

/s/ THOMAS J. MCINERNEY	February 15, 2022
Thomas J. McInerney Director

/s/ DANIEL J. SHEEHAN IV	February 14, 2022
Daniel J. Sheehan IV Director